SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: January 30, 1997


                          LEE ENTERPRISES, INCORPORATED
             (Exact name of registrant as specified in its charter)


   Delaware                         1-6227                    42-0823980
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(State of other                  (Commission                (IRS Employer
jurisdiction of                  File Number)             Identification No.)
incorporation


215 N. Main Street, Davenport, IA                            52801-1924
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(Address of principal executive offices)                      ZIP Code


                                 (319) 383-2100
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              (Registrant's telephone number, including area code





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Item 2. Acquisition or Disposition of Assets

     On January 17, 1997 (the "Closing Date") Registrant completed the sale of Registrant's graphics arts products subsidiary, NAPP Systems Inc. ("NAPP"), to Polyfibron Technologies, Inc., of Billerica, Massachusetts ("Polyfibron") (the "Sale"). Registrant received $55 million cash (the "Purchase Price") from Polyfibron pursuant to the terms of a Stock Purchase Agreement between the Registrant and Polyfibron dated January 3, 1997 (the "Agreement").

     The purchase price for NAPP was determined as a result of arms-length negotiations between unrelated parties. Registrant will use the proceeds of the sale for the repurchase of its Common Stock and general corporate purposes.

     The Agreement provides that the Purchase Price is subject to adjustment to reflect the difference between Adjusted Working Capital of NAPP (as defined in Section 1.1 of the Agreement) and $15,084,000 at the Closing Date. The adjustment to the Purchase Price, if any, will be determined after completion of a closing balance sheet of NAPP as of the Closing Date, which will be prepared by Polyfibron's auditors and subject to examination and approval by auditors for the Registrant. The closing balance sheet must be delivered by Polyfibron to the Registrant within sixty days of the Closing Date. Within thirty days thereafter, the Registrant may give notice stating any objections thereto which, if not resolved within thirty days after the delivery of notice of objections, will be determined by a mutually acceptable independent accounting firm selected by the parties, whose determination will be conclusive and binding.

     In the Agreement, Registrant made various representations and warranties as to itself, NAPP and its business and has agreed to indemnify Polyfibron for any material breaches thereof. Claims for breaches of representations and warranties relating to NAPP and to business, except those relating to certain tax and environmental matters, must be brought before the second anniversary of the Closing Date. Claims relating to tax and environmental matters must be brought within three years of the Closing Date. Registrant is liable for such indemnification claims only to the extent they exceed the aggregate sum of $150,000.

     The Agreement also requires the Registrant to indemnify Polyfibron for up to $500,000 of losses incurred in remediation of any offsite disposal facility arising as a consequence of NAPP's disposal of any material, substance or waste used or generated and disposed of by NAPP prior to the Closing Date to the extent that the aggregate of such losses exceeds $1,000,000. Claims for such special indemnification generally must be asserted within three years of the Closing Date.

     On the Closing Date, Registrant entered into separate agreements pursuant to the Agreement with Polyfibron including (a) agreements relating to the purchase and sale of NAPP products and (b) an agreement whereby Registrant will provide certain transitional payroll services to Polyfibron.

     The description of the Sale and the terms of the Agreement contained herein is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2 and incorporated herein by reference.

     The Sale was approved by the Federal Trade Commission pursuant to filings effected under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

         Not applicable

     (b) Pro Forma Financial Information

     Registrant's audited Consolidated Balance Sheets and Notes to Consolidated Financial Statements for the period ended September 30, 1996 reflect the financial position of Registrant after giving effect to the disposition discussed in Item 2 and assume the disposition took place on September 30, 1996. The Consolidated Balance Sheet of Registrant is included in Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1996 (filed December 27, 1996), which is incorporated herein by reference.

     (c) Exhibits

No.
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2     Stock Purchase Agreement by and between Registrant and Polyfibron dated January 3, 1997.




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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
-----------------------------
         Registrant



By:      /s/ G. Chris Wahlig
         -------------------------
         G. Chris Wahlig
         Chief Accounting Officer

Dated:  January 30, 1997